Exhibit 99.2

Certification of Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002

McGrath RentCorp

CERTIFICATION

In connection with the periodic report of McGrath RentCorp (the “Company”) on Form 10-Q for the period ended March 31, 2003 as filed with the Securities and Exchange Commission (the “Report”), I, Thomas J. Sauer, Chief Financial Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Date: April 30, 2003	By:	/s/ THOMAS J. SAUER
Thomas J. Sauer Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to McGrath RentCorp and will be retained by McGrath RentCorp and furnished to the Securities and Exchange Commission or its staff upon request.